U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 13, 2013

SOLO INTERNATIONAL, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-170096	68-0680819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

871 Coronado Center Drive, Suite 200,
Henderson, NV 89052
 (Address of principal executive offices)

(702) 330-2181
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2013, Mr. Michael Jacob Cooper Smith was appointed to the Board of Directors of Solo International, Inc. (the “Company”).

On September 13, 2013, Mr. Michel Plante resigned as the Company’s member of the Board of Directors and sole officer of the Company and Mr. Michael Jacob Cooper Smith was appointed as President, Secretary, Treasurer and will also fill the position of Chief Executive Office and Chief Financial Officer until such time as the Company can identify other possible candidates for the roles.

Mr. Smith, 30, has 12 years of experience as an excavation professional, both working for large corporations as well as owning his own excavation company. The operation of heavy machinery and site planning are specialities of Mr. Smith. Michael has also consulted for multiple public companies and played a vital role in the execution of business plans and strategic introductions for lending and financing opportunities. He through the years has established extensive contacts in the microcap and financial community with a focus on private and corporate lending.  Michael will be able to help achieve our goals in regard to raising ongoing financing, planning with the geological consultants  the exploration programs to be undertaken by the Company and working on the day to day activities of the Company.

From January 2013 to present, Mr. Smith has been employed by the City of Richmond, British Columbia in their Fleet department.   From 2004 to December 2012, he was employed by Southarm Contracting as a heavy equipment operator.  Mr. Smith attended the Real Estate Division of the Sauder School of Business at the University of British Columbia in 2009.

He is not an officer and director of any reporting issuers.

Mr. Smith does not currently hold other positions with the Company.  There is no arrangement or understanding other than as disclosed herein pursuant to which Mr. Smith was appointed as an officer and director of the Company.  Mr. Smith does not have a family relationship with any executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Smith  is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Smith, or any grant or award to them or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Smith.   Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Solo International, Inc.

Dated: September 16, 2013	By:	/s/ Michael Jacob Cooper Smith
Michael Jacob Cooper Smith, President, Secretary, Treasurer and Director